POWER OF ATTORNEY

FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144

I hereby constitute and appoint John L. Plueger, Gregory B. Willis, Carol H. Forsyte, Courtney McKeown and Lauren Jaeger, and each of them acting alone without any of the others, for so long as he or she is employed at Air Lease Corporation (the “Company”), my true and lawful attorneys-in-fact and agents (each, an “Attorney-In-Fact”), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to prepare, sign and file any and all Forms ID, 3, 4, 5 and 144 and any successor Forms (and any amendments or corrections to all such forms, and any related documents or certificates, including those necessary to obtain codes, passphrases and passwords necessary to make electronic filings) which they deem necessary or desirable with the Securities and Exchange Commission and any and all stock exchanges, granting unto said Attorney-In-Fact full power and authority to do and perform each and every act and thing necessary or appropriate in connection with this Power of Attorney, hereby ratifying and confirming all that each Attorney-In-Fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

I hereby give full power and authority to each Attorney-In-Fact, or their substitute or substitutes, to seek and obtain as my representative and on my behalf, information on transactions in the securities of the Company from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release such information to said Attorney-In-Fact, or their substitute or substitutes, and approve and ratify any such release of information.

I acknowledge that:

(i)

neither the Company nor any Attorney-In-Fact assumes any (i) liability for my responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) liability for my failure to comply with such requirements or (iii) obligation or liability for profit disgorgement I may become subject to under Section 16(b) of the Exchange Act; and

(ii)

this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms ID 3, 4, 5 and 144 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to each Attorney-In-Fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

By:	/s/ John D. Poerschke
John D. Poerschke

Date:	2/13/2023